UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2013

CENTOR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52970	30-0766257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Lee Rd, Ste 265
Winter Park, FL 32789
(Address of principal executive offices)

(866) 491-3128
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2013 (the “Effective Date”), Centor, Inc., a Nevada corporation (the “Company”), and 1583412 Alberta Ltd., an Alberta Canada Company entered into a Offer to Purchase Agreement (the "Offer to Purchase"), dated as of December 17, 2013.

Under the Offer to Purchase, subject to and in accordance with the terms and conditions of the Offer to Purchase, a 55 percent working interest in the title, estate and interest in and to the lands, the leases, the leased substances, all wells, facilities and pipelines, proprietary seismic data, equipment and material related thereto all as described in Schedule "A" of the Offer to purchase Agreement.

Purchase Price and Payment:

The purchase price shall be Two Million Four Hundred Seventy Five Thousand Dollars ($2,475,000) in Canadian Funds, to be paid as follows:

(i) A cash sum of fifty thousand dollars CON ($50,000) to Vendor on acceptance and signing of offer; and

(ii) A cash sum of two hundred seventy thousand dollars CDN ($270,000) to Vendor on closing; and

(iii) A cash sum of three hundred fifty thousand dollars CDN ($350,000) to be held in trust and applied to the completion of the Hatch pre-feasibility study and further modified Fischer analysis at Umatac, on closing; and

(iv) Deferred cash payments totaling three hundred forty thousand dollars CDN ($340,000) to be paid in four equal monthly installments of eighty five thousand dollars CDN ($85,000) commencing 60 days after closing; and

(v) Issuance of common shares of Centor Energy Inc.

The foregoing summary of the Offer to purchase is qualified in its entirety by reference to the complete text of the Offer to Purchase, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

SECTION 7. Regulation FD

Item 7.01 Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

10.1	Offer to Purchase/ Letter of Intent

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTOR ENERGY, INC.

Date: January 7, 2014	By:	/s/ Michael Sullivan
Michael Sullivan, President